EXHIBIT 23.1

ROSE, SNYDER & JACOBS

A CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS

15821 VENTURA BOULEVARD

SUITE 490

ENCINO, CALIFORNIA 91436

PHONE: (818) 461-0600

FAX: (818) 461-0610

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8, of our report dated April 14, 2008, with respect to the financial statements of Cord Blood America, Inc., and Subsidiaries appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007.

Rose, Snyder & Jacobs

A Corporation of Certified Public Accountants

Encino, California

July 7, 2008